Exhibit 10.2

AMENDED AND RESTATED

REGISTRATION RIGHTS AGREEMENT

This AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT dated March 26, 2018 (the “Agreement”) is entered into by and among Infrastructure and Energy Alternatives, Inc. (f/k/a M III Acquisition Corp.), a Delaware corporation (the “Company”), M III Sponsor I, LLC., a Delaware limited liability company (the “Sponsor”), M III Sponsor I LP, a Delaware limited partnership (“M III LP”), Infrastructure and Energy Alternatives, LLC (the “Seller), Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership, in its capacity as the representative of the Seller (“GFI Representative”), Cantor Fitzgerald & Co. (“Cantor Fitzgerald”), the parties set forth on Schedule I hereto, which shall become a party hereto upon execution of a counterpart signature page hereto and the Holders that from time to time after the date hereof, become a party hereto by executing a Joinder.

WHEREAS, the Initial Stockholders and the Company are parties to that certain Registration Rights Agreement, dated as of July 7, 2016 (the “Existing Registration Rights Agreement”);

WHEREAS, on November 3, 2017 the Company entered into to the Agreement and Plan of Merger, as amended from time to time, dated as of February 7, 2018 (as amended to date, the “Merger Agreement”), by and among IEA Energy Services LLC, a Delaware limited liability company (together with its subsidiaries, “IEA”), the Company, Wind Merger Sub I, Inc., a Delaware corporation, Wind Merger Sub II, LLC, a Delaware limited liability company, the Seller, Oaktree Power Opportunities Fund III, Delaware, L.P., a Delaware limited partnership (“Oaktree”), solely in its capacity as the representative of the Seller, and solely for purposes of Section 10.3 thereof, and, to the extent related thereto, Article 12 thereof, and the Sponsor and M III LP;

WHEREAS, it is a condition to the consummation of the transactions contemplated by the Merger Agreement that the parties hereto enter into this Agreement, pursuant to which the Company shall grant the Holders (as defined below) certain registration rights with respect to the Registrable Securities (as defined below), as set forth in this Agreement;

WHEREAS, in connection with the closing of the transactions contemplated by the Merger Agreement, certain investors purchased or received shares of Common Stock (as defined below) from the Company or its Affiliates and the Company has agreed that such shares of Common Stock will constitute Registrable Securities hereunder; and

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1                               Defined Terms.  For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common Control with, such specified Person (it being understood that (i) the parties to the Investor Rights Agreement shall not be deemed to be Affiliates of one another solely due to their being party to the Investor Rights Agreement, and (ii) the Company and its Subsidiaries shall not be deemed to be Affiliates of any Holder).  The terms “affiliated” and “unaffiliated” shall have correlative meaning.

“Aggregate Basis” means as to any calculation, such calculation made, aggregating the beneficial ownership of the Holders that are Affiliates of each other. “Affiliate” for purposes of this definition shall have the meaning set forth in Rule 144(a)(1) and shall include holders otherwise required to be aggregated pursuant to Rule 144.

“Agreement” has the meaning set forth in the Preamble.

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 promulgated under the Securities Act on Form S-3ASR.

“beneficial ownership” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act. The terms “beneficially own” and “beneficial owner” shall have correlative meanings.

“Board of Directors” means the Board of Directors of the Company.

“Business Day” means any day except Saturday, Sunday or other day on which banks are generally not open for business in the city of New York, New York.

“Cantor Fitzgerald” has the meaning set forth in the Preamble.

“Certificate of Incorporation” means the certificate of incorporate of the Company, as it may be amended, restated or otherwise modified from time to time.

“Common Stock” means the shares of the Company’s common stock, par value $0.0001 per share.

“Company” has the meaning set forth in the Preamble.

“Control” (including the terms “controlling” and “controlled”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management of such subject Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.

“Demand Registration” has the meaning set forth in Article II of this Agreement.

“Earn-out Shares” has the meaning set forth in the Founder Shares Amendment Agreement.

“Exchange Act” means the United States Securities Exchange Act of 1934, as it may be amended from time to time, together with all  the rules and regulations promulgated thereunder.

“Existing Registration Rights Agreement” has the meaning set forth in the Recitals.

“FINRA” means the Financial Industry Regulatory Authority or any successor agency.

‘‘Founder Shares Amendment Agreement’’ means that certain Founder Shares Amendment Agreement, dated as of March 26, 2018, by and among the Company, Seller, the Sponsor and M III LP, Mr. Osbert Hood and Mr. Philip Marber.

“Free Writing Prospectus” means a free—writing prospectus, as defined in Rule 405 of the Securities Act.

“GFI Representative” has the meaning set forth in the Preamble.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity or self-regulatory organization exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including FINRA and any national or regional stock exchange on which the Common Stock is then listed or is proposed to be listed), and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Holders” means the holders of Seller Registrable Securities, Sponsor Registrable Securities and Other Registrable Securities, and the term “Holder” means any such Person.

‘‘Initial Stockholders’’ means the Sponsor, M III LP, Mr. Osbert Hood, Mr. Philip Marber, and Cantor Fitzgerald.

“Investor Rights Agreement” means that certain Investor Rights Agreement, dated as of March 23, 2018, by and among the Company, Seller, certain affiliated transferees of Seller who become party thereto and Oaktree, in its capacity as the representative of Seller.

“Joinder” means a joinder to this Agreement in the form of Exhibit A attached hereto.

“Law” means any United States federal, state or local or foreign law, rule, regulation, form, statute, Order or other legally enforceable requirement (including common law) issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Listing” means, with respect to a security, the listing of such security for trading on the relevant stock exchange in compliance with the rules and regulations of such stock exchange, which Listing may be subject to official notice of issuance.

“Merger Agreement” has the meaning set forth in the Recitals.

“NASDAQ” means the Nasdaq Capital Market.

“Order” means any judgment, decision, writ, order, injunction, award, decree or other determination of or by any Governmental Authority.

“Other Registrable Securities” means (i) the Common Stock and Warrants issued by the Company on a private placement basis in connection with its initial public offering (other than any Sponsor Registrable Securities) held by the Initial Stockholders (other than Sponsor and M III LP) and their Permitted Transferees, and (iii) all other securities issued in respect of such Common Stock or Warrants or into which such Common Stock or Warrants are later converted or reclassified, in each case of clauses (i)-(ii).

“Permitted Transferee” shall mean a Person or entity to whom a Holder of Registrable Securities transfers such Registrable Securities in accordance with this Agreement, to the extent such Registrable Securities remain Registrable Securities following such transfer.

“Person” means any individual, firm, corporation, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, limited liability company, Governmental Authority or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Piggyback Registration” has the meaning set forth in Section 2.3.

‘‘Preferred Stock” means shares of the Company’s preferred stock, par value $0.0001 per share.

“Prospectus” means the prospectus included in any Registration Statement, all amendments and supplements to such prospectus, including pre- and post-

effective amendments to such Registration Statement, and all other material incorporated by reference in such prospectus.

“Public Offering” means the offer for sale of securities pursuant to an effective Registration Statement filed under the Securities Act.

“Registrable Securities” means the Seller Registrable Securities, Sponsor Registrable Securities, Other Registrable Securities and Subscriber Registrable Securities; provided, however, that any such Registrable Securities shall cease to be Registrable Securities to the extent (a) a Registration Statement with respect to the sale of such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of in accordance with the plan of distribution set forth in such Registration Statement, (b) such Registrable Securities have been disposed of pursuant to Rule 144(i) or Rule 145 of the Securities Act (or any successor rule) or (c) such securities may be sold pursuant to Rule 144 of the Securities Act (including, for the avoidance of doubt, Rule 144(i))(or any similar provisions in force) without regard to volume or manner of sale limitations and represent beneficial ownership of less than 1.0% of the outstanding Common Stock on an Aggregate Basis.

“Registration” means a registration with the SEC of the offer and sale of the securities of the Company to the public under a Registration Statement.  The term “Register” shall have a correlative meaning.

“Registration Expenses” means any and all expenses incident to the Company’s performance of or compliance with obligations under Article II (Registration Rights) to register the Registrable Securities, regardless of whether the applicable Registration Statement is declared effective, and with respect to any Underwritten Offering conducted in connection therewith, including, but not limited to, (i) all registration and filing fees, (ii) fees and expenses of compliance with securities or “blue sky” laws (including disbursements of counsel in connection with “blue sky” qualifications of Registrable Securities), (iii) expenses in connection with preparing, printing, mailing and delivering Registration Statements, prospectuses, any documents in connection therewith and any amendments or supplements to the forgoing, (iv) security engraving and printing expenses, (v) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (vi) costs of printing and producing any agreements among Underwriters, underwriting agreements, any “blue sky” or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (vii) expenses relating to any analyst or investor presentations or any “road shows” undertaken in connection with the registration, marketing or selling of the Registrable Securities, (viii) messenger and delivery expenses, (ix) fees and disbursements of custodians, counsel for the Company, and all independent certified public accountants (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any “comfort” letters or any special audits incidental to or required by any registration or qualification), (x) fees and disbursements of Underwriters customarily paid by issuers of securities, including, if necessary, a “qualified independent underwriter” within the meaning of the rules of the FINRA (in each case, excluding underwriting discounts, commissions and transfer taxes), and other Persons retained by the Company, (xi) the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), (xii) all out-of-pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with Article II, (xiii) the expense of any annual audit or quarterly review, (xiv) the expense of any liability insurance, (xv) fees and expenses in connection with any review by FINRA of the underwriting arrangements or other terms of the offering, (xvi) reasonable fees, out-of-pocket costs and out-of-pocket costs expenses of counsel to the Holders holding Registrable Securities covered by each Registration Statement (“Holders’ Counsel”), selected pursuant to Section 2.9, (xvii) transfer agents’ and registrars’ fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xviii) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating and (xix) the expenses and fees for listing the securities on any securities exchange or automated interdealer quotation system; provided, that Registration Expenses shall not include any underwriting discounts or commissions, or transfer taxes, if any, attributable to the sale of Registrable Securities by a Holder.

“Registration Participant” means, with respect to any Registration, including a public sale or shelf take-down, any holder of Registrable Securities participating as a selling stockholder in such Registration; provided, that a holder of Registrable Securities shall not be considered a Registration Participant in connection with a shelf registration unless and until such holder of Registrable Securities participates in a shelf take-down.

“Registration Statement” means any registration statement of the Company that covers the offer and sale of Registrable Securities pursuant to the provisions of this Agreement filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to such registration statement, including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act, as amended.

“S-3 Shelf Eligible” means the Company is eligible to use Form S-3 in connection with a secondary public offering of its equity securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, in accordance with SEC Guidance.

“SEC” means the Securities and Exchange Commission or any similar agency having jurisdiction to enforce the Securities Act.

“SEC Guidance” means (i) any publicly available written or oral interpretations, questions and answers, guidance and forms of the SEC, (ii) any oral or written comments, requirements or requests of the SEC or its staff, (iii) the Securities Act and the Exchange Act and (iv) any other rules, bulletins, releases, manuals and regulations of the SEC.

“Securities Act” means the United States Securities Act of 1933, as it may be amended from time to time, together with all  the rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in the Preamble.

“Seller Registrable Securities” means (i) all Common Stock (including any shares of the Common Stock issued or issuable upon conversion of the Preferred Stock or exercise of the Warrants), (ii) Warrants and (iii) and all other securities issued in respect of such Common Stock or Warrants or into which such Common Stock or Warrants are later converted or reclassified, in each case of clauses (i)-(iii), in each case held by (a) the Seller, (b) any fund managed by or under common management with, the GFI Representative and (c) any Affiliate of the foregoing, whether now owned or hereafter acquired, and their respective Permitted Transferees.

“Shelf Registration Statement” means a Registration Statement filed with the SEC on Form S-3 for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any successor provision) covering the offer and sale of all or any portion of the Registrable Securities, as applicable.

“Shelf Registered Securities” means any Registrable Securities whose offer and sale is registered pursuant to a Registration Statement filed in connection with a Shelf Registration (including an Automatic Shelf Registration Statement).

“Sponsor” has the meaning set forth in the Preamble.

“Sponsor Registrable Securities” means (i) all Common Stock (including any shares of the Common Stock issued or issuable upon conversion of the Preferred Stock or exercise of the Warrants), (ii) Warrants and (iii) and all other securities issued in respect of such Common Stock or Warrants or into which such Common Stock or Warrants are later converted or reclassified, in each case of clauses (i)-(iii), in each case held by the Sponsor, M III LP or any Affiliate of the foregoing (including for the avoidance of doubt Mohsin Y. Meghji and his Affiliates), whether now owned or hereafter acquired, and their respective Permitted Transferees.

“Subscribers” means the subscribers party to the Subscription and Backstop Agreement set forth on Schedule I hereto and which shall become a party hereto upon execution of a counterpart signature page hereto.

“Subscriber Registrable Securities” means (i) the Warrants issued pursuant to the Subscription and Backstop Agreement and the shares of Common Stock issuable upon exercise of the Warrants described on Schedule I hereto held by the Subscribers and their Permitted Transferees and (ii) and all other securities issued in respect of such

Common Stock or Warrants or into which such Common Stock or Warrants are later converted or reclassified, in the case of clauses (i).

“Subscription and Backstop Agreement” means that certain Subscription and Backstop Agreement, dated as of March 7, 2018, by and among the Sponsor, M III LP and the Subscribers.

“Subsidiaries” means, with respect to any Person, any Affiliate controlled by such Person, directly or indirectly through one or more intermediaries.

“Underwriters” means an underwriter or underwriters with respect to any any Underwritten Public Offering.

“Underwritten Offering” means a Public Offering in which securities of the Company are sold to Underwriters for reoffering to the public (including any  underwritten “block trade”).

“Warrants” means warrants to purchase shares of Common Stock.

“Warrant Agreement” means the Amended & Restated Warrant Agreement, dated as of the date of the consummation of the transactions contemplated by the Merger Agreement, between the Company and the warrant agent thereunder.

“Well-Known Seasoned Issuer” means a “well-known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act and which (i) (a) is a “well-known seasoned issuer” under paragraph (1)(i)(A) of such definition or (b) is a “well-known seasoned issuer” under paragraph (1)(i)(B) of such definition and is also eligible to Register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 under the Securities Act and (ii) is not an “ineligible issuer” as defined in Rule 405 promulgated under the Securities Act.

ARTICLE II

REGISTRATION RIGHTS

2.1                               Demand Registration Rights.

(a)                                 Demand Rights.  Subject to the terms and conditions of this Agreement, including, without limitation, those in the next succeeding sentence, from and after the date that the Company consummates the transactions contemplated by the Merger Agreement, from time to time, at any time the Company is not in compliance with its obligations under Section 2.2 to file and maintain the effectiveness of a Shelf Registration Statement, if GFI Representative or the Sponsor provides notice (a “Demand”) requesting that the Company effect the Registration (a “Demand Registration”) under the Securities Act of any or all of the Seller Registrable Securities or Sponsor Registrable Securities, as the case may be, (the “Demanding Holders”), which

Demand shall specify the number of such Registrable Securities to be registered by the Demanding Holders and the intended method or methods of disposition of such Registrable Securities, the Company shall use its commercially reasonable efforts to effect, as promptly as practicable, the registration of the offer and sale of such Registrable Securities under the Securities Act and applicable state securities laws, under a Registration Statement on such form as may be permitted under SEC Guidance (which shall be on Form S-3 or Form S-3ASR, to the extent permitted by SEC Guidance), and to keep such Registration Statement (the “Demand Registration Statement”) effective for so long as is necessary to permit the disposition of such Registrable Securities, in accordance with the intended method or methods of disposition stated in such Demand. At any time and from time to time after the date hereof, (i) the GFI Representative shall have the right to initiate up to six (6) Demand Registrations hereunder on behalf of the Holders of Seller Registrable Securities and (ii) the Sponsor shall have the right to initiate up to three (3) Demand Registration hereunder on behalf of the Holders of Sponsor Registrable Securities; provided, that in each case, (i) the gross proceeds reasonably anticipated to be generated from the offering subject to such Demand Registration (as determined in good faith by the relevant Demanding Holders and their Underwriters) equals or exceeds $15,000,000, unless such registration shall include all of the Sponsor Registrable Securities or Seller Registrable Securities, as the case may be, then owned by such Demanding Holder, as the case may be, and (ii) the Company will not be required to effect more than one Demand Registration in any consecutive 90-day period; provided, however, that a Demand Registration shall not be counted for such purposes unless the Demand Registration Statement shall have been deemed effective in accordance with Section 2.1(b) of this Agreement. A Demand Registration Statement may be for an offering of securities on a delayed or continuous basis under Rule 415 of the Securities Act and shall be on such appropriate form that the Company is eligible to use pursuant to SEC Guidance as shall be selected by the Company and as shall permit the intended method or methods of distribution specified by the Demanding Holders, including a distribution to, and resale by, the partners, equityholders or Affiliates of the Demanding Holders.  At the request of the Demanding Holders, the “Plan of Distribution” section of any Registration Statement filed in respect of a Demand Registration or Shelf Registration (as defined below) shall permit, in addition to firm commitment Underwritten Offerings, any other lawful means of disposition of Registrable Securities, including agented transactions, block trades, sales directly into the market, purchases or sales by brokers, derivative transactions, short sales, stock loan or stock pledge transactions and sales not involving a Public Offering (each, an “Alternative Transaction”).  The Underwriter or Underwriters selected for any Underwritten Offering registered pursuant to a Demand shall be selected in accordance with Section 2.7(f).  Upon receipt of a Demand, the Company shall promptly give written notice of such Demand to each other Holder of Registrable Securities in the manner provided in Section 2.3, and the Company shall, subject to Section 2.1(c), use its commercially reasonable efforts to effect the registration on a Demand Registration Statement under the Securities Act of the offer and sale of the Registrable Securities that the Holders, whether in connection with the exercise of Demand rights pursuant to Section 2.1 or piggyback rights pursuant to Section 2.3 below, have requested the Company to register; provided, that the Company may also include in such Demand Registration Statement securities to be sold for its own account, subject to Section 2.1(c).  The Holders of Subscriber Registrable Securities shall have no right to include Subscriber Registrable Securities in a Demand Registration to the extent such Subscriber Registrable Securities are subject to an effective registration statement filed in accordance with the terms of the Warrant Agreement. The rights of Holders with respect to a Demand shall be subject to Suspension Periods, as provided in Section 2.5.  The terms and conditions of any customary underwriting or purchase arrangements pursuant to which Registrable Securities shall be sold in a Demand shall be approved by the Demanding Holders holding a majority of the Registrable Securities included in the Demand Registration Statement for the Demanding Holders.

(b)                                 Fulfillment of Registration Obligations.  Notwithstanding any other provision of this Agreement, a Demand Registration shall not be deemed to have been effected (A) if the Demand Registration Statement has not become effective; (B) if, after the Demand Registration Statement has become effective, such Demand Registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court for any reason (other than as a result of a misrepresentation or an omission by any Demanding Holders or another reason attributable to the Demanding Holders) and the Registrable Securities requested to be registered cannot legally be distributed pursuant to such Demand Registration Statement; (C) if such Demand Registration Statement does not remain effective for the period required under Section 2.7(a); (D) in the event of an Underwritten Offering or Alternative Transaction, if the conditions to closing specified in the relevant underwriting or other agreement entered into in connection with such Demand Registration are not satisfied or waived (other than by reasons primarily attributable to the Demanding Holders); and (E) if the Common Stock and Registrable Securities, as the case may be, have not been approved for Listing.

(c)                                  Priority.  In connection with an Underwritten Offering  registered pursuant to a Demand Registration, if the managing Underwriter advises the Company that, in its view, the number of Registrable Securities requested to be included in the Underwritten Offering registered under such Demand Registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of securities that can be sold without having a material and adverse effect on such offering, including the price at which such securities can be sold (with respect to any such offering, the “Maximum Offering Size”), the Company shall include in such offering the following securities, in the priority listed below, up to the Maximum Offering Size:

(i)                                     first, Registrable Securities that are requested to be included in such offering pursuant to Section 2.1, on a pro rata basis based on the requesting Holders’ beneficial ownership of Registrable Securities; provided that to the extent a reduction in Registrable Securities included in such offering is so required, the calculation of the beneficial ownership of Registrable Securities shall not include any unvested Earn-out Shares and, for the avoidance of doubt, shall not include any Common

Stock underlying the Preferred Stock prior to the date such Preferred Stock is convertible in accordance with the Certificate of Incorporation;

(ii)                                  second, any other securities that are requested to be included in such offering pursuant to the exercise of piggyback rights by any persons with rights to participate therein; and

(iii)                               third, all shares of Common Stock that are requested to be included in such offering by the Company for its own account.

2.2                               Shelf Registration Statements.

(a)                                 Initial Shelf Registration.  Provided (i) the Company is S-3 Shelf Eligible and (ii) a Shelf Registration on a Form S-3 registering Registrable Securities for resale is not then effective (subject to any applicable Suspension Period), the Company shall use its reasonable best efforts to file and make effective as soon as practicable, a Registration Statement on Form S-3 for an offering on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act (a “Shelf Registration”), with respect to all of the Registrable Securities. The Company shall promptly give notice (via facsimile or electronic transmission) at least 10 Business Days prior to the anticipated filing date of such Shelf Registration to all Holders of Registrable Securities, and offer such Holders the opportunity to register the number of Registrable Securities as each such Holder may request by written notice to the Company, given within five Business Days after such Holders are given the Company’s notice of the Shelf Registration.  The Holders of Subscriber Registrable Securities shall have no right to include Subscriber Registrable Securities to the extent such Subscriber Registrable Securities are subject to an effective registration statement filed in accordance with the terms of the Warrant Agreement.  The “Plan of Distribution” section of such Shelf Registration shall permit, in addition to firm commitment Underwritten Offerings, any other lawful means of disposition of Registrable Securities, including Alternative Transactions.  With respect to each Shelf Registration, the Company shall use its reasonable best efforts to cause such Registration Statement to remain effective until the date set forth in Section 2.7(a)(ii).  No Holder shall be entitled to include any of its Registrable Securities in a Shelf Registration unless such Holder has complied with Section 2.8.  The obligations set forth in this Section 2.2(a) shall not apply if the Company has a currently effective Automatic Shelf Registration Statement covering all Registrable Securities in accordance with Section 2.7(f) and has otherwise complied with its obligations pursuant to this Article II.  The rights of with respect to any Shelf Registration shall be subject to Suspension Periods, as provided in Section 2.5.

(b)                                 Shelf Take-Downs. A Holder of Shelf Registered Securities  may sell pursuant to the Shelf Registration Statement from time to time in accordance with the plan of distribution set forth in the Shelf Registration Statement.  A Holder or Holders of Shelf Registered Securities (other than any Holder with respect to Subscriber Registrable Securities) may also request (the “Shelf Public Offering Request”) that a shelf take-down be in the form of an Underwritten Offering (a “Shelf Public Offering”) if the gross proceeds reasonably anticipated to be generated from the sale of the Shelf

Registered Securities (as determined in good faith by the relevant Holders and their Underwriters) equals or exceeds $15,000,000.  Promptly upon receipt of a Shelf Public Offering Request, the Company shall provide notice (the “Shelf Public Offering Notice”) of such proposed Underwritten Offering (which notice shall state the material terms of such proposed Underwritten Offering, to the extent known, as well as the identity of the Shelf Public Offering Requesting Holder) to the other Holders holding Shelf Registered Securities (other than any Holder with respect to Subscriber Registrable Securities).  Such other Holders may, by written request to the Company and the Shelf Public Offering, within one Business Day after receipt of such Shelf Public Offering Notice, offer and sell up to all of their Shelf Registered Securities of the same class or series as the Shelf Registered Securities proposed to be sold in such Underwritten Offering.  No Holder shall be entitled to include any of its Registrable Securities in a Shelf Public Offering unless such Holder has complied with Section 2.8.  The Underwriter or Underwriters selected for such Underwritten Offering shall be selected in accordance with Section 2.7(f).  The terms and conditions of any customary underwriting or purchase arrangements pursuant to which Registrable Securities shall be sold in a Shelf Public Offering shall be approved by the Shelf Public Offering Requesting Holder.  For the avoidance of doubt, (i) no Holder of Shelf Registered Securities shall have the right to participate in a shelf take-down by any other Holder other than in connection with a Shelf Public Offering and (ii) no Holder shall have the right to participate in a Shelf Public Offering with respect to Subscriber Registrable Securities.

(c)                                  Priority.  In a Shelf Public Offering, if the managing Underwriter advises the Company and the Shelf Public Offering Requesting Holder that, in its view, the number of Registrable Securities requested to be included in such Shelf Public Offering (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the Maximum Offering Size, the Company shall include in such Shelf Public Offering the following securities, in the priority listed below, up to the Maximum Offering Size:

(i)                                     first, Shelf Registrable Securities that are requested to be included in such Shelf Public Offering, on a pro rata basis on the basis of the Holders’ of Shelf Registrable Securities beneficial ownership of the Common Stock; provided that to the extent a reduction in Registrable Securities included in the Shelf Public Offering is so required, the calculation of the beneficial ownership of Registrable Securities shall not include any unvested Earn-out Shares and, for the avoidance of doubt, shall not include any Common Stock underlying the Preferred Stock prior to the date such Preferred Stock is convertible in accordance with the Certificate of Incorporation; and

(ii)                                  second, all securities that are registered on the applicable Shelf Registration Statement and are requested to be included in such Shelf Public Offering by the Company.

(d)                                 Expenses.  The Company shall bear all Registration Expenses in connection with any Shelf Registration or Shelf Public Offering pursuant to this Section 2.2, whether or not such Shelf Registration becomes effective or such Shelf Public Offering or other transactions is completed.

(e)                                  Subsequent Shelf Registration.  After the Registration Statement with respect to a Shelf Registration is declared effective, upon written request by one or more Holders (which written request shall specify the amount of such Holders’ Registrable Securities to be registered), the Company shall, as permitted by SEC Guidance, (i) as promptly as practicable after receiving a request from a Holder that is  a Permitted Transferee of a former Holder of Shelf Registrable Securities, file a prospectus supplement to include such Permitted Transferee as a selling stockholder in such Registration Statement, (ii) if it is a Well-Known Seasoned Issuer and such Registration Statement is an unallocated Automatic Shelf Registration Statement to which additional selling stockholders may be added by means of a prospectus supplement under Rule 430B, as promptly as practicable after receiving such request, file a prospectus supplement to include such Holders as selling stockholders in such Registration Statement, or (iii) otherwise, as promptly as practicable after the date the Registrable Securities requested to be registered pursuant to this Section 2.2(e) that have not already been so registered represent more than 1.5% of the outstanding Registrable Securities, file a post-effective amendment to the Registration Statement or a new Shelf Registration Statement, as applicable, to include such Holders in such Shelf Registration and use its commercially reasonable efforts to have such post-effective amendment or new Shelf Registration Statement declared effective.  To the extent that any Registration Statement with respect to a Shelf Registration is expected to no longer be usable for the resale of Registrable Securities registered thereon (“Remaining Registrable Securities”) pursuant to SEC Guidance, the Company shall, not later than 90 days prior to the date such Registration Statement is expected to no longer be usable, use its commercially reasonable efforts to prepare and file a new Registration Statement with respect to such Shelf Registration, as if the holders of such Remaining Registrable Securities had requested a Shelf Registration with respect thereto pursuant to Section 2.2(a) and perform all actions required under this Agreement with respect to such Shelf Registration.

(f)                                   Automatic Shelf Registration Statements.  Upon the Company becoming a Well-Known Seasoned Issuer eligible to use an Automatic Shelf Registration Statement in accordance with SEC Guidance, (i) the Company shall give written notice to all of the Holders of Shelf Registrable Securities as promptly as practicable, but in no event later than ten Business Days thereafter, and such notice shall describe, in reasonable detail, the basis on which the Company has become a Well-Known Seasoned Issuer, and (ii) upon the request of the Holders of at least 25% of the Shelf Registrable Securities registered on such Shelf Registration Statement, the Company shall, as promptly as practicable, register such Shelf Registrable Securities under an Automatic Shelf Registration Statement, but in no event later than 15 Business Days thereafter, and to use commercially reasonable efforts to cause such Automatic Shelf Registration Statement to remain effective thereafter until the date set forth in Section 2.7(a)(ii). At any time after the filing of an Automatic Shelf Registration Statement by the Company, if it is reasonably likely that it will no longer be a Well-Known Seasoned Issuer as of a future determination date (the “Determination Date”), as promptly as practicable and at least 30 days prior to such Determination Date, the Company shall (A) give written notice thereof to all of the Holders and (B) if the Company is S-3 Shelf Eligible, file a Registration Statement on Form S-3 with respect to a Shelf Registration in accordance with Section 2.2(a) and use its commercially reasonable efforts to have such Registration Statement declared effective prior to the Determination Date. If the Company has filed an existing Automatic Shelf Registration Statement that is effective, and it is likely that such existing Automatic Shelf Registration Statement will no longer be effective pursuant to SEC Guidance as of a Determination Date, although the Company will remain a Well-Known Seasoned Issuer as of such Determination Date, the Company will use commercially reasonable efforts to file a new Automatic Shelf Registration Statement to replace such existing Automatic Shelf Registration Statement prior to such Determination Date and cause such Automatic Shelf Registration Statement to remain effective thereafter until the date set forth in Section 2.7(a)(ii).

2.3                               Piggyback Registration Rights.

(a)                                 At any time the Company proposes to file a Registration Statement to register Common Stock under the Securities Act (other than pursuant to Section 2.1 or 2.2), or to conduct an Underwritten Offering from an existing Shelf Registration Statement, whether or not for its own account (other than pursuant to a Registration Statement on Form S-4 or Form S-8 or any similar or successor form under the Securities Act) or for the account of any person (other than a Holder pursuant to Section 2.1 or 2.2), the Company shall give written notice thereof to each Holder at least 10 Business Days before such filing or the commencement of such Underwritten Offering, as applicable, offering each Holder the opportunity to register on such Registration Statement or including in such Underwritten Offering, as applicable, such number of Registrable Securities as such Holder may request in writing not later than five Business Days after receiving such notice in writing from the Company (a “Piggyback Registration”). Upon receipt by the Company of any such request, the Company shall use its commercially reasonable efforts to, or in the case of an Underwritten Offering, use its commercially reasonable efforts to cause the Underwriters to, include such Registrable Securities in such Registration Statement (or in a separate Registration Statement concurrently filed) and to cause such Registration Statement to become effective with respect to such Registrable Securities.  If no request for inclusion from a Holder is received by the Company within the deadlines specified above, such Holder shall have no further right to participate in such Piggyback Registration. Notwithstanding the foregoing, if at any time after giving written notice of a registration in accordance with the first sentence of this paragraph (a) and before the effectiveness of the Registration Statement described in such notice, the Company determines for any reason either not to effect such registration or to delay such registration, the Company may, at its election, by delivery of written notice to each Holder exercising its rights to Piggyback Registration, (i) in the case of a determination not to effect registration, relieve itself of its obligation to effect a Piggyback Registration of the Registrable Securities in connection with such registration or (ii) in the case of a determination to delay registration, delay the Piggyback Registration of such Registrable Securities of the Holders for the same period as the delay in the registration of such other Registrable Securities; provided, that in the case of any such termination, withdrawal or delay, all expenses incurred in connection with such Piggyback Registration shall be borne entirely by the Company as set forth in Section 2.9.  If any Holder requests inclusion in a registration pursuant to this Section 2.3, he, she, or it may, at any time before the effective date of the Registration Statement relating to such registration, revoke such request by delivering written notice of such revocation to the Company (which notice shall be effective only upon receipt by the Company, notwithstanding the provisions of Article II); provided, however, that if the Company, in consultation with its financial and legal advisors, determines that such revocation would materially delay the registration or otherwise require a recirculation of the prospectus contained in the Registration Statement, then such Holder shall have no right to so revoke his, her, or its request. The Company shall keep the Holder reasonably informed as to the status or expected timing of the launch of any Public Offering registered pursuant to any such Piggyback Registration.  No registration of Registrable Securities effected under this Section 2.3 shall relieve the Company of its obligations to effect any Demand Registration pursuant to Section 2.1 or Shelf Registration pursuant to Section 2.2.  The rights of Holders with respect to a Piggyback Registration shall be subject to Suspension Periods, as provided in Section 2.5.  To the extent an Underwritten Offering is made under any such Registration Statement, all Holders exercising their right to Piggyback Registration must sell their Registrable Securities to the Underwriters selected as provided in Section 2.7(f) on the same terms and conditions as apply to the other securityholders selling in such Underwritten Offering.

(b)                                 If a Piggyback Registration involves an Underwritten Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.1(c) shall apply or a Shelf Public Offering, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 2.2(c) shall apply) and the managing Underwriter advises the Company that, in its view, the number of Registrable Securities that the Holders and the Common Stock that the Company intend to include in such Underwritten Offering exceeds the Maximum Offering Size, the Company shall include in such Underwritten Offering the following securities, in the following priority, up to the Maximum Offering Size:

(i)                                     first, all Common Stock that is requested to be included by the Company in the Underwritten Offering for its own account;

(ii)                                  second, Registrable Securities that are requested to be included in the Underwritten Offering pursuant to this Section 2.3 by any Holder on a pro rata basis on the basis of the requesting Holders’ beneficial ownership of the Common Stock; provided that to the extent a reduction in Registrable Securities included in the Underwritten Offering is so required, the calculation of the beneficial ownership of Registrable Securities shall not include any unvested Earn-out Shares and, for the avoidance of doubt, shall not include any Common Stock underlying the Preferred Stock prior to the date such Preferred Stock is convertible in accordance with the Certificate of Incorporation; and

(iii)                               third, all other securities that are requested to be included in the Underwritten Offering for the account of any other Persons with such priorities among them as the Company shall determine.

2.4                               Underwritten Offering.  Notwithstanding anything herein to the contrary, no Holder may participate in any Underwritten Offering hereunder unless such Holder accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements (as approved in accordance with the terms of this Agreement), and other documents reasonably requested under the terms of such underwriting arrangements; provided, that all Persons participating in such Underwritten Offering shall be required to complete and execute, on the same terms and conditions, such questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements, and other documents (if applicable). The right of a Holder to register and sell Registrable Securities in an Underwritten Offering shall also be subject to any restrictions, limitations or prohibitions on the sale of Registrable Securities (subject to the limitations in Section 2.6) as may be required by the Underwriters in the interests of the offering (and, without limiting the foregoing, each Holder shall in connection therewith agree to be bound by (and if requested, execute and deliver) a lock-up agreement with the Underwriter(s) of any such Underwritten Offering as provided in Section 2.6).

2.5                               Suspension.  Notwithstanding anything to the contrary contained in this Article II, but subject to the limitations set forth in this Section 2.5, the Company shall be entitled to suspend its obligation to (a)  file or submit (but not to prepare) any Registration Statement in connection with any Demand Registration or Shelf Registration, (b) file or submit any amendment to such a Registration Statement, (c) file, submit or furnish any supplement or amendment to a prospectus included in such a Registration Statement, (d) make any other filing with the SEC, (e) cause such a Registration Statement or other filing with the SEC to become or remain effective or (f) take any similar actions or actions related thereto (including entering into agreements and actions related to the marketing of securities) (collectively, “Registration Actions”) upon (i) the issuance by the SEC of a stop order suspending the effectiveness of any such Registration Statement or the initiation of proceedings with respect to such a Registration Statement under Section 8(d) or 8(e) of the Securities Act, (ii) the Board of Directors’ determination, in its good faith judgment, that any such Registration Action should not be taken because it would reasonably be expected to materially interfere with or require the public disclosure of any material corporate development or plan, including any material financing, securities offering, acquisition, disposition, corporate reorganization or merger or other transaction involving the Company or any of its Subsidiaries or (iii) the Company possessing material non-public information the disclosure of which the Board of Directors determines, in its good faith judgment, would reasonably be expected to not be in the best interests of the Company. Upon the occurrence of any of the conditions described in clause (i), (ii) or (iii) above in connection with undertaking a Registration Action, the Company shall give prompt notice of such suspension (and whether such action is being taken pursuant to clause (i), (ii) or (iii) above) (a “Suspension Notice”) to the Holders.  Upon the termination of such condition, the Company shall give prompt notice thereof to the Holders and shall promptly proceed with all Registration Actions that were suspended pursuant to this paragraph.  The Company may only suspend Registration Actions pursuant to clause (ii) or (iii) above on two occasions during any period of 12 consecutive months for a reasonable time specified in the Suspension Notice but not exceeding an aggregate of 90 days (which period may not be extended or renewed) during such 12 consecutive month period (each such occasion, a “Suspension Period”).  Each Suspension Period shall be deemed to begin on the date the relevant Suspension Notice is given to the Holders and shall be deemed to end on the earlier to occur of (x) the date on which the Company gives the Holders a notice that the Suspension Period has terminated and (y) the date on which the number of days during which a Suspension Period has been in effect exceeds the 90-day limit during such 12 consecutive month period.  If the filing of any Demand Registration or Shelf Registration is suspended pursuant to this Section 2.5, once the Suspension Period ends the Holders requesting such registration may request a new Demand Registration or Shelf Registration (and any such request for a Demand Registration shall not be counted as an additional Demand Registration for purposes of Section 2.1(a)).  Notwithstanding anything to the contrary in this Article II, the Company shall not be in breach of, or have failed to comply with, any obligation under this Article II where the Company acts or omits to take any action in order to comply with applicable Law, any SEC Guidance or any Order.  Each Holder shall keep confidential the fact that a Suspension Period is in effect unless otherwise notified by the Company, except (a) for disclosure to the Registration Participants or Holders, as applicable, and their employees, agents and professional advisers who reasonably need to know such information for purposes of assisting such Registration Participants or Holders with respect to its investment in the Common Stock and agree to keep it confidential, (b) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who are subject to confidentiality arrangements with such Holder, (c) if and to the extent such matters are publicly disclosed by the Company or any of its Subsidiaries or any other Person that, to the actual knowledge of such Holder, was not subject to an obligation or duty of confidentiality to the Company and its Subsidiaries, (d) as required by applicable Law (provided, that the Holder gives prior written notice to the Company of such requirement and the contents of the proposed disclosure to the extent it is permitted to do so under applicable Law), and (e) for disclosure to any other Holder who is subject to the foregoing confidentiality requirement.

2.6                               Lockup Agreements.

(a)                                 Each Holder owning Registrable Securities representing beneficial ownership of 1% or more of the outstanding Common Stock (calculation of the beneficial ownership of Registrable Securities shall not include any unvested Earn-out Shares and, for the avoidance of doubt, shall not include any Common Stock underlying the Preferred Stock prior to the date such Preferred Stock is convertible in accordance with the Certificate of Incorporation) hereby agrees that, in connection with an Underwritten Offering, except for sales in such Underwritten Offering:

(i)                                     it will not effect any public sale or distribution (including sales pursuant to Rule 144 and pursuant to derivative transactions) of Common Stock (1) in connection with an Underwritten Offering that is being made pursuant to a Demand Registration Statement, a Shelf Registration Statement or a Piggyback Registration, in each case in accordance with this Article II, during (A) the period commencing on the seventh day prior to the expected time of circulation of a preliminary prospectus with respect to such Underwritten Offering (or, if no preliminary prospectus is circulated, the commencement of any marketing efforts with respect to such Underwritten Offering) and ending on the 90th day following the date of the final prospectus covering such Registrable Securities in connection with such Underwritten Offering or (B) such shorter period as the Underwriters with respect to such Underwritten Offering may require; provided, that the duration of the restrictions described in this clause (i) shall be no longer than the duration of the shortest restriction generally imposed by the Underwriters on the chief executive officer and the chief financial officer of the Company (or Persons in substantially equivalent positions) in connection with such Underwritten Offering; and

(ii)                                  it will execute a lock-up agreement in favor of the Underwriters in form and substance reasonably acceptable to the Company and the Underwriters to such effect.

(b)                                 In connection with an Underwritten Offering, except for sales in such Underwritten Offering, the Company (and its directors and officers) agrees that it:

(i)                                     shall not effect any public sale or distribution of Common Stock or securities convertible into or exercisable for Common Stock (except pursuant to registrations on Form S-8 or Form S-4 or any similar or successor form under the Securities Act) during (A) the period commencing on the seventh day prior to the expected time of circulation of a preliminary prospectus with respect to such Underwritten Offering (or, if no preliminary prospectus is circulated, the commencement of any marketing efforts with respect to such Underwritten Offering) and ending on the 90th day following the date of the final prospectus covering such Registrable Securities in connection with such Underwritten Offering or (B) such shorter period as the Underwriters with respect to such Underwritten Offering may require; and

(ii)                                  to the extent requested by the Underwriters participating in such Underwritten Offering, it shall agree to include provisions in the relevant underwriting or other similar agreement giving effect to the restrictions described in clause (i) above, in form and substance reasonably acceptable to such Underwriters.

2.7                               Registration Procedures.  Whenever the Holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, subject to Section 2.5, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as soon as reasonably practicable, and, in connection with any such request:

(a)                                 The Company shall, as soon as practicable, prepare and file with the SEC a Registration Statement on the form required by the Section of this Article II under which such Registration Statement is required to be filed, which form shall be available, pursuant to SEC Guidance, for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its commercially reasonable efforts to cause such filed Registration Statement to become and remain effective, to the extent permitted by SEC Guidance, for a period of (i) not less than 180 days (or, if sooner, until all Registrable Securities have been sold under such Registration Statement), which duration shall not count any Suspension Period, or (ii) in the case of a Shelf Registration, until the earlier of the date (x) on which all of the securities covered by such Shelf Registration are no longer Registrable Securities and (y) on which the Company cannot extend the effectiveness of such Shelf Registration because it is no longer S-3 Shelf Eligible.

(b)                                 Prior to filing a Registration Statement or related prospectus or any amendment or supplement thereto (including any documents incorporated by reference therein), or before using any Free Writing Prospectus, the Company shall provide to each Holder, the Holders’ Counsel and each Underwriter, if any, with an adequate and appropriate opportunity to review and comment on such Registration Statement, each Prospectus included therein (and each amendment or supplement thereto) and each Free Writing Prospectus proposed to be filed with the SEC, and thereafter the Company shall furnish to such Holder, the Holders’ Counsel and Underwriter, if any, such number of copies of such Registration Statement, each amendment and supplement thereto filed with the SEC (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such Holder or Underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder; provided, however, that in no event shall the Company be required to provide to any Person any materials, information or document required to be filed by the Company pursuant to the Exchange Act prior to its filing other than in connection with a Public Offering (other than as provided in the Agreement of which this Article II forms a part). In addition, the Company shall, as expeditiously as practicable, keep the Holders advised in writing as to the initiation and progress of any registration under Sections 2.1, 2.2 or 2.3 and provide each Holder with copies of all correspondence (including any comment letter) with the SEC or any other Governmental Authority in connection with any such Registration Statement.  Each Holder shall have the right to request that the Company modify any information contained in such Registration Statement, amendment and supplement thereto pertaining to such Holder, and the Company shall use its commercially reasonable efforts to comply with such request; provided, however, that the Company shall not have any obligation so to modify any information if such modification the Company reasonably expects that so doing would cause the relevant document to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(c)                                  After the filing of the Registration Statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act and other SEC Guidance applicable to the Company with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Holder thereof set forth in such Registration Statement or supplement to such prospectus and (iii) promptly notify each Holder holding Registrable Securities covered by such Registration Statement and the Holders’ Counsel any stop order issued or threatened by the SEC or any state securities commission with respect thereto and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

(d)                                 The Company shall use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by such Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder holding such Registrable Securities reasonably (in light of such Holder’s intended plan of distribution) requests, and continue such registration or qualification in effect in such jurisdiction for the shortest of (A) as long as permissible pursuant to the Laws of such jurisdiction, (B) as long as any such Holder requests or (C) until all such Registrable Securities are sold and (ii) cause such Registrable Securities to be registered with or approved by such other  Governmental Authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Holder to consummate the disposition of the Registrable Securities owned by such Holder; provided, that the Company shall not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 2.7(d), (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction.

(e)                                  The Company shall as promptly as practicable notify each Holder holding such Registrable Securities covered by such Registration Statement (i) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon the discovery that, or upon the occurrence of an event as a result of which, the preparation of a supplement or amendment to such prospectus is required so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements in light of the circumstances under which they were made not misleading and the Company shall promptly prepare and make available to each Holder and file with the SEC any such supplement or amendment, (ii) if the Company becomes aware of any request by the SEC or any other Governmental Authority for amendments or supplements to a Registration Statement or related prospectus covering Registrable Securities or for additional information relating thereto, (iii) if the Company becomes aware of the issuance or threatened issuance by the

SEC of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose.

(f)                                   (i) The Holders holding a majority of the Registrable Securities to be included in a Demand Registration or intended to be sold pursuant to a Shelf Public Offering pursuant to a “take down” under a Shelf Registration shall have the right to select Underwriters in connection with any Underwritten Offering resulting from the exercise of a Demand Registration or a Shelf Registration (which Underwriters may include any Affiliate of any Holder so long as including such Affiliate would not require that the separate engagement of a qualified independent underwriter with respect to such offering), subject to the Company’s approval (which shall not be unreasonably withheld, conditioned or delayed) and (ii) the Company shall select Underwriters in connection with any other Underwritten Offering. In connection with any Underwritten Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Underwritten Offering, including, if required, the engagement of a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA.

(g)                                  Subject to confidentiality arrangements or agreements in form and substance reasonably satisfactory to the Board of Directors, the Company shall make available for inspection (upon reasonable notice and during normal business hours) by any Holder and any Underwriter participating in any disposition pursuant to a Registration Statement being filed by the Company pursuant to this Section 2.7 and any attorney, accountant or other professional retained by any such Holder or Underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the officers and the employees of the Company to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such Records is necessary to comply with SEC Guidance, Law or legal or administrative process, (iv) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public other than as a result of a violation of this Section 2.7(g) or any other agreement or duty of confidentiality, (v) the information in such Records is or becomes available to the public other than as a result of disclosure by any Inspector in violation the confidentiality agreements or (vi) is or was independently developed by any Inspector without the benefit of the information in such Records. Each Holder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates for any other purpose, including as the basis for any market transactions in any securities of the Company, unless and until such information is made generally available to the public.  Each Holder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall, to the extent permitted by applicable Law, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

(h)                                 The Company shall furnish to each Holder and to each Underwriter, if any, a signed counterpart, addressed to such Underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, any Holder or the managing Underwriter therefor reasonably requests.

(i)                                     The Company shall otherwise comply with all applicable SEC Guidance and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and the requirements of Rule 158 thereunder.

(j)                                    The Company may require each Holder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be reasonably required in connection with such registration.

(k)                                 Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.7(e), such Holder shall forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement (including any Shelf Registration) covering such Registrable Securities until such Holder’s receipt of (i) copies of the supplemented or amended prospectus from the Company or (ii) further notice from the Company that distribution can proceed without an amended or supplemented prospectus, and, in the circumstances described in clause (i) above, if so directed by the Company, such Holder shall deliver to the Company (or otherwise destroy and promptly certify in writing to such destruction) all copies, other than any file copies then in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 2.7(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 2.7(e) to the date when the Company shall (x) make available to such Holder a prospectus supplemented or amended to conform with the requirements of Section 2.7(e) or (y) deliver to such Holder the notice described in clause (ii) above.

(l)                                     The Company shall use its commercially reasonable efforts to maintain the listing of all Registrable Securities of any class or series covered by such Registration Statement on NASDAQ or another U.S. national securities exchange.

(m)                             The Company shall have appropriate officers (i) upon reasonable request and at reasonable times prepare and make presentations at any “road shows” in connection with Underwritten Offerings and (ii) otherwise use their commercially reasonable efforts to cooperate as requested by the Underwriters in the offering, marketing or selling of the Registrable Securities.

(n)                                 The Company shall as soon as possible following its actual knowledge thereof, notify each Holder: (i) when a prospectus, any prospectus supplement, a Registration Statement or a post-effective amendment to a Registration Statement has been filed with the SEC, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other Governmental Authority for amendments or supplements to a Registration Statement, a related prospectus (including a Free Writing Prospectus) or for any other additional information; or (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceedings for such purpose.

(o)                                 The Company shall reasonably cooperate with each Holder and each Underwriter participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made by FINRA.

(p)                                 The Company shall take all other steps reasonably necessary to effect the registration of such Registrable Securities and reasonably cooperate with the holders of such Registrable Securities to facilitate the disposition of such Registrable Securities.

(q)                                 The Company shall, within the deadlines specified by SEC Guidance, make all required filings of all prospectuses (including any Free Writing Prospectus) with the SEC and make all required filing fee payments in respect of any Registration Statement or related prospectus used under this Article II (and any offering covered hereby).

(r)                                    The Company shall, if such registration is pursuant to a Registration Statement on Form S-3 or any similar short-form registration, include in such Registration Statement such additional information for marketing purposes as the Underwriters reasonably request (which information may be provided by means of a prospectus supplement if permitted by SEC Guidance).

2.8                               Holder Obligations.

(a)                                 If Registrable Securities owned by any Holder are included in a Demand Registration Statement, a Shelf Registration Statement or a Piggyback Registration, such Holder shall furnish promptly to the Company such information regarding itself and the distribution of such Registrable Securities by such Holder as is required under SEC Guidance or as the Company may otherwise from time to time reasonably request in writing.

(b)                                 Each Holder that has requested inclusion of its Registrable Securities in any Registration Statement shall (i) furnish to the Company (as a condition precedent to such Holder’s participation in such registration) in writing such information with respect to such Holder, its ownership of Common Stock and the intended method of disposition of its Registrable Securities as the Company may reasonably request or as may be required by SEC Guidance for use in connection with any related Registration Statement or prospectus (or amendment or supplement thereto) and any Free Writing Prospectus related thereto and all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not cause such Registration Statement, prospectus or Free Writing Prospectus (A) to fail to comply with SEC Guidance or (B) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) comply with SEC Guidance and all applicable state securities laws and comply with all applicable regulations in connection with the registration and the disposition of Registrable Securities.

(c)                                  Each Holder shall, as promptly as practicable, to the extent it is a Registration Participant in a Registration Statement, following its actual knowledge thereof, notify the Company of the occurrence of any event that would reasonably be expected to cause a Registration Statement or prospectus in which its Registrable Securities or any related Free Writing Prospectus are included, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

(d)                                 Each Holder shall use commercially reasonable efforts to cooperate with the Company in preparing the applicable Registration Statement to the extent it is a Registration Participant and any related prospectus or Free Writing Prospectus.

(e)                                  Each Holder agrees that no Holder shall be entitled to sell any Registrable Securities pursuant to a Registration Statement or to receive a prospectus relating thereto unless such Holder has complied with its obligations under this Article II.

2.9                               Registration Expenses.  In connection with the Company performing its obligations under this Article II, the Registration Expenses of all Registrations shall be borne by the Company, regardless of whether the Registration Statement becomes effective or such offering or other transaction is completed. It is acknowledged by the Holders that the Holders shall bear incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, in proportion to the number of Registrable Securities sold by each such selling Holder.

2.10                        Indemnification.

(a)                                 The Company agrees to indemnify, to the fullest extent permitted by law, each Holder holding Registrable Securities covered by a Registration Statement, its Affiliates, stockholders, employees, agents, officers, partners, members, and directors, and each Person who controls such Holder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (collectively the “Holder Parties”), for whom Registrable Securities are to be registered pursuant to this Article II against all losses, claims, damages, liabilities, and expenses (including reasonable expenses of investigation and reasonable attorneys’, accountants’ and experts’ fees and expenses) (“Damages”) caused by or relating to (A) any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any documents incorporated by reference therein, or any Free Writing Prospectus utilized in connection therewith; (B) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (C) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, and will reimburse each such Holder Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Damages or in related actions or proceedings, except, in each case, insofar as the same are caused by or contained in any information regarding such holder furnished in writing to the Company by such holder expressly for use therein.  The Company also agrees to indemnify and hold harmless any Underwriters of the Registrable Securities (including any Holders who is deemed to be an Underwriter within the meaning of Section 2(a)(11) of the Securities Act), their respective officers and directors and each Person who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Holders provided in this Section 2.10.

(b)                                 In connection with any Registration Statement in which a Holder for whom Registrable Securities are to be registered pursuant to this Article II is participating, each such Holder shall, to the fullest extent permitted by law, indemnify (i) the Company, (ii) each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, (iii) each other Holder participating in any offering of Registrable Securities and (iv) the respective partners, Affiliates, stockholders, members, officers, directors, employees and agents of each of the Persons specified in clauses (i) through (v), from and against all Damages to the same extent as the foregoing indemnity from the Company resulting from or relating to (A) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto or any Free Writing Prospectus utilized in connection therewith; (B) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (C) any untrue statement or alleged untrue statement of a material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, but only to the extent, in each such case, that such untrue statement or alleged untrue statement or omission or alleged omission is contained in any information or affidavit regarding such holder so furnished in writing by such Holder expressly for use therein; provided, that the obligation to indemnify shall be individual, not joint and several, for each Holder and shall be limited to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. As a condition to including Registrable Securities in any Registration Statement filed in accordance with this Article II, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any Underwriter to indemnify and hold it harmless to the extent customarily provided by Underwriters with respect to similar securities and offerings.  No Holder shall be liable under this Section 2.10 for any Damages in excess of the net proceeds realized by such Holder in the sale of Registrable Securities of such Holder to which such Damages relate.

(c)                                  If any proceeding (including any investigation by any Governmental Authority) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 2.10(a) or 2.10(b), such Person (an “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all reasonable fees and expenses; provided, that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party (A) representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (B) there would be rights or defenses that would be available to such Indemnified Party that are not available to the Indemnifying Party. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed promptly after receipt of an invoice setting forth such fees and expenses in reasonable detail.  In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties.  The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless each Indemnified Party from and against any Damages (to the extent obligated herein) by reason of such settlement or judgment.  Without the prior written consent of each affected Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

(d)                                 If the indemnification provided for in Section 2.10(a) or Section 2.10(b) is held by a court of competent jurisdiction to be unavailable to the

Indemnified Parties or is insufficient in respect of any Damages, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Parties in connection with such actions which resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and the Indemnified Parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact has been made by, or relates to information supplied by, such Indemnifying Party or the Indemnified Parties and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The parties agree that it would not be just and equitable if contribution pursuant to this Section 2.10(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above.  The amount paid or payable by a party as a result of the Damages referred to above shall be deemed to include, subject to the limitations set forth in Section 2.10(a) or Section 2.10(b), any legal or other expenses reasonably incurred by a party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 2.10, no Holder shall be required to contribute any amount in excess of the net proceeds (after deducting the Underwriters’ discounts and commissions) received by such Holder in the offering.  No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.  Each Holder’s obligation to contribute pursuant to this Section 2.10 is several in the proportion that the proceeds of the offering received by such Holder bears to the total proceeds of the offering received by all such Holders and not joint.  The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and shall survive the transfer of securities.  The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason.

2.11                        Rule 144.  The Company shall use its commercially reasonable efforts  to file any reports required to be filed by it under the Securities Act and the Exchange Act, and it will use its commercially reasonable efforts to take such further action as any holder may reasonably request to make available adequate current public information with respect to the Company meeting the current public information requirements of Rule 144(c) under the Securities Act, to the extent required to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding the foregoing, nothing in this Section 2.11 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

2.12                        Inconsistent Agreements.  The Company and its controlled Affiliates shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities at the time in question, enter into any agreement with respect to the registration and/or sale of its securities that is inconsistent with or senior to the rights granted under this Article II; provided, that the grant of rights no more favorable to those in Section 2.2 and Section 2.3 shall be deemed consistent with and not senior to the rights granted in this Article II.

ARTICLE III

MISCELLANEOUS

3.1                               Notices.  All notices and other communications under this Agreement shall be in writing and shall be deemed given: (i) when delivered personally by hand (with written confirmation of receipt); (ii) when sent by facsimile or e-mail (with written confirmation of transmission); (iii) when received or rejected by the addressee if sent by registered or certified mail, postage prepaid, return receipt requested; or (iv) one Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

(a)                                 If the Company:

Infrastructure and Energy Alternatives, Inc.
2647 Waterfront Parkway East Drive, Suite 100
Indianapolis, Indiana 46214
Attention: Chief Financial Officer
Facsimile:

Email: andrew.layman@iea.net

(b)                                 If to the Sponsor, to:

c/o M-III Partners, LP
3 Columbus Circle
New York, New York 10019
Attention: Mohsin Y. Meghji
Facsimile: (212) 531-4532

Email: mmeghji@miiipartners.com

With a required copy to (which shall not constitute notice):

Kirkland & Ellis LLP

300 North LaSalle
Chicago, Illinois 60654
Attention: Carol Anne Huff
Facsimile: (312) 862-2200

Email: chuff@kirkland.com]

(c)                                  If to the Seller or the GFI Representative, to:

GFI Energy Group of Oaktree Capital Management, L.P.

11611 San Vicente Boulevard, Suite 710

Los Angeles, CA 90049

Attention: Peter Jonna
Facsimile: (310) 442-0540

Email: pjonna@oaktree.com

With a required copy to (which shall not constitute notice):

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attention:  Larry Wee

Facsimile: (212) 492-0052

Email: lwee@paulweiss.com

(d)                                 if to the other Holders, to such address set forth on the signature pages hereto for such Holders.

3.2                               Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment hereto or waiver hereof that adversely affects one Holder or group of Holders, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holders so affected. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

3.3                               Enforcement of Remedies.  Notwithstanding anything contained in this Agreement to the contrary, each Holder hereby acknowledges and agrees that no Holder shall have any right to enforce this Agreement against any other Holder or compel or seek to compel any Holder to enforce this Agreement against any other Holder, and such right to enforce this Agreement against a Holder shall be solely and exclusively vested in the Company (and its successors and assigns).

3.4                               Specific Performance.  The parties hereto intend that each of the parties have the right to seek damages or specific performance in the event that any other party hereto fails to perform such party’s obligations hereunder.  Each party hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives (i) any defenses in any legal proceeding for an injunction, specific performance or other equitable relief, including the defense that the other parties hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity and (ii) any requirement under law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief.

3.5                               Third Parties.  Except as expressly set forth herein, nothing expressed or implied in this Agreement is intended or shall be construed to confer on any Person, other than the Company and the Holders, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

3.6                               Severability.  If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

3.7                               Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.  This Agreement, together with the exhibits hereto, supersede all prior agreements and understandings, whether written or oral, between the parties with respect to such subject matter.

3.8                               Termination. The provisions of this Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities held by any Holder, provided, however, that Section 2.9 and Section 2.10 shall survive the termination of this Agreement indefinitely. GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)                                 THIS AGREEMENT AND ANY CLAIM OR CONTROVERSY HEREUNDER SHALL BE GOVERNED AND CONSTRUED IN

ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF, EXCEPT FOR MATTERS DIRECTLY IN THE PURVIEW OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (THE “DGCL”), WHICH MATTERS SHALL BE GOVERNED BY THE DGCL.

(b)                                 THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE AFFAIRS OF THE COMPANY.  TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE PARTIES HERETO IRREVOCABLY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT THEY ARE NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)                                  TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING.  EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 9.11 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT.  ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

3.28                        Successors and Assigns.

(a)                                 Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors, assigns, heirs, legatees and legal representatives.  This Agreement and any rights hereunder are not assignable except in accordance with the terms of this Agreement.

(b)                                 The rights and obligations under this Agreement shall be automatically assignable by the Holders to any transferee of all or any portion of such Holder’s Registrable Securities if (i) the transferring Holder agrees in writing with the transferee to assign such rights and obligations, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) such transferee becomes a party to this Agreement by executing a joinder hereto, substantially in the form of Exhibit A, (iii) giving effect to such transfer, the Registrable Securities transferred to such transferee would be Registrable Securities, and (iv) such transfer shall have been made in accordance with the requirements of applicable Law and SEC Guidance.  Upon compliance with the foregoing sentence any such transferee shall become a Holder under this Agreement.

3.29                        Headings. The section headings of this Agreement are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this Agreement.

3.30                        Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed an original, but all of which will constitute one agreement.  Execution and delivery of this Agreement by exchange of electronically transmitted counterparts bearing the signature of a party hereto will be equally as effective as delivery of a manually executed counterpart of such party hereto.  This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or scanned pages via electronic mail, will be treated in all manner and respect as an original contract and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.  At the request of any party hereto or to any such contract, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties.  No party hereto or to any such contract will raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or email as a defense to the formation of a contract and each such party forever waives any such defense.

3.31                        Certain Representations and Warranties; Covenants.  Each party hereby represents and warrants to the other parties as follows:  (i)(a) if such party is an entity, such party has all requisite authority to execute and deliver this Agreement and to perform its obligations hereunder and (b) if such party is an individual, such party has all requisite capacity to execute and deliver this Agreement and to perform his or her obligations hereunder, (ii) this Agreement has been duly executed and delivered by such party and constitutes a valid, legal and binding agreement of such party, enforceable against such party in accordance with its terms and (iii) neither the execution of this Agreement by such party nor the performance of such party’s obligations hereunder will conflict with or violate, or result in a breach or default under, any applicable law or legal requirement or any agreement to which such party is a party or is otherwise bound.

3.32                        Other Definitional and Interpretive Matters.

(a)                                 Rules of Interpretation.  The table of contents and the section and other headings and subheadings contained in this Agreement and the exhibits hereto are solely for the purpose of reference, are not part of the agreement of the parties, and will not in any way affect the meaning or interpretation of this Agreement or any Exhibit hereto.  All references to days (excluding Business Days) or months will be deemed references to calendar days or months.  All references to “$” will be deemed references to United States dollars.  Unless the context of this Agreement otherwise expressly requires, any reference to a “Section,” “Exhibit,” or “Schedule” will be deemed to refer to a section of this Agreement, an exhibit to this Agreement or a schedule to this Agreement, as applicable.  Unless the context of this Agreement otherwise clearly requires (i) the words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) the word “including” or any variation thereof means “including, without limitation” and will not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it; (iii) any reference to any federal, state, local or foreign statute or other Law will be deemed also to refer to all rules and regulations promulgated thereunder; (iv) all terms defined in this Agreement will have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein; (v) the definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term; (vi) references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity; (vii) with respect to the determination of any period of time, the word “from” or “since” means “from and including” or “since and including,” as applicable, and the words “to” and “until” each means “to and including”; (viii) references herein to any contract means such contract as amended, supplemented or modified (including any waiver thereto) in accordance with the terms thereof as of the applicable date of determination; (ix) if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day; (x) references in this Agreement to a particular law means such law as amended, modified, supplemented or succeeded, from time to time and as of the applicable date of determination; (xi) “to the extent” means the degree to which and not simply “if”; and (xii) “or” is disjunctive but not exclusive.

(b)                                 Joint Drafting.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

3.33                        Effectiveness.  This Agreement shall become effective on the date hereof and shall thereupon amend and restate in full the Existing Registration Rights Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned have executed, or have cause to be executed, this Agreement on the date first written above.

COMPANY:

INFRASTRUCTURE AND ENERGY ALTERNATIVES, INC. (f/k/a M III ACQUISITION CORP.)

By:	/s/ John P. Roehm
	Name:	John P. Roehm
	Title:	President

SPONSOR:

M III SPONSOR I LLC

By:	/s/ Mohsin Y. Meghji
	Name:	Mohsin Y. Meghji
	Title:	Managing Member

[Signature Page to Registration Rights Agreement]

M III SPONSOR I LP

By:	/s/ Mohsin Y. Meghji
	Name:	Mohsin Y. Meghji
	Title:	Chief Executive Officer

[Signature Page to Registration Rights Agreement]

SELLER:

INFRASTRUCTURE AND ENERGY ALTERNATIVES, LLC

By:	/s/ John P. Roehm
	Name:	John P. Roehm
	Title:	President

GFI REPRESENTATIVE:

OAKTREE POWER OPPORTUNITIES FUND III DELAWARE, L.P.

By: Oaktree Fund GP, LLC
Its: General Partner
By: Oaktree Fund GP I, L.P.
Its: Managing Member

By:	/s/ Ian Schapiro
	Name:	Ian Schapiro
	Title:	Authorized Signatory

By:	/s/ Peter Jonna
	Name:	Peter Jonna
	Title:	Authorized Signatory

[Signature Page to Registration Rights Agreement]

By:	/s/ Osbert Hood
Name: Osbert Hood

By:	/s/ Philip Marber
Name: Philip Marber

By:	/s/ Mohsin Y. Meghji
Name: Mohsin Y. Meghji

[Signature Page to Registration Rights Agreement]

CANTOR FITZGERALD &CO

By:	/s/ Shawn Matthews
Name: Shawn Matthews
Title: President & CEO

Address for Notices:

[Signature Page to Registration Rights Agreement]

Exhibit A

FORM OF JOINDER AGREEMENT TO REGISTRATION RIGHTS AGREEMENT
[   ], 2018

This JOINDER (the “Joinder Agreement”) to the Registration Rights Agreement, dated as of [•], 2018, by and among Infrastructure and Energy Alternatives, Inc. (f/k/a M III Acquisition Corp.), a Delaware corporation (the “Company”), M III Sponsor I, LLC., a Delaware limited liability company (“Sponsor”), M III Sponsor I LP, a Delaware limited partnership (“M III LP”), Infrastructure and Energy Alternatives, LLC (the “Seller), Oaktree Power Opportunities Fund III Delaware, L.P., a Delaware limited partnership, in its capacity as the representative of the Selling Stockholders (“GFI Representative”), Cantor Fitzgerald & Co. (“Cantor Fitzgerald”) and the other undersigned parties listed on the signature pages thereto (the “Registration Rights Agreement”), is made as of [DATE], by and between the Company and [HOLDER] (“Holder”).  Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Registration Rights Agreement.

WHEREAS, on the date hereof, Holder has acquired [•] [shares of Common Stock] [Warrants to purchase shares of Common Stock] [Preferred Stock] (the “Holder Stock”) from [•]  and the Registration Right Agreement and the Company require Holder, as a holder of such Common Stock, to become a party to the Registration Rights Agreement, and Holder agrees to do so in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Joinder Agreement hereby agree as follows:

1.                                      Agreement to be Bound.  Holder hereby (i) acknowledges that it has received and reviewed a complete copy of the Registration Rights Agreement and (ii) agrees that upon execution of this Joinder Agreement, it shall become a party to the Registration Rights Agreement and shall be fully bound by, and subject to, all of the covenants, terms and conditions of the Registration Rights Agreement as though an original party thereto and shall be deemed a Holder for all purposes thereof.

2.                                      Successors and Assigns.  Except as otherwise provided herein, this Joinder Agreement shall bind and inure to the benefit of and be enforceable by the Company and its successors and assigns and Holder and any subsequent holders of any Holder Stock and the respective successors and assigns of each of them, so long as they hold any Holder Stock.

3.                                      Notices.  For purposes of Section 3.1 of the Registration Rights Agreement, all notices, demands or other communications to the Holder shall be directed to:

[Name]
[Address]
[Facsimile Number]

[Email]

4.                                      Governing Law.  This Joinder Agreement, and any claim, controversy or dispute arising under or related to this Joinder Agreement, shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the State of New York.  The parties hereto agree that any suit or proceeding arising in respect of this Joinder Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York, and the parties hereto agree to submit to the jurisdiction of, and to venue in, such courts.  THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS JOINDER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

5.                                      Counterparts.  This Joinder Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Joinder Agreement by facsimile, email or other electronic transmission (i.e., “pdf”) shall be effective as delivery of a manually executed counterpart of this Joinder Agreement.

6.                                      Amendments.  No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

7.                                      Headings.  The headings in this Joinder Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Signature Page Follows]